Cooperation agreement

Party A: China Teletech Limited
Phone number: +852 68733117 +86 13822203913
E-mail: lyk1688@163.com

Party B: Shenzhen Jinke Energy Development Co., LTD
Phone number: 0755-81471889
E-mail: 43733174@qq.com

甲、乙双方经友好商议达成如下合作协议以兹共同遵守执行:

Both parties reached the following agreement for the common faith through friendly discussion:

1、 甲乙双方合作分两期进行；甲方在合作期间将收购乙方共 51%资产、乙方同意将其业务投入甲方 CNCT（CNCT 系指甲方投资设立的中国电信科技有限公司，属美国 Over-the-Counter Market 上市企业，上市代码编号为 CNCT)。

1. The cooperation is divided into two period: Party A will purchase 51% assets of Party B in the cooperation period. Party B agrees to transfer its business to Party A. CNCT (CNCT is established by Party A, named China Teletech Limited, which is a public company on the Over-the-Counter Market with the listed code: CNCT)

For and on behalf of China Tele
中国电信

2、 第一期：在签订协议后甲方先收购乙方 16%资产，甲方 CNCT 向乙方指定人发行 2000 万股票作为第一期收购完成。

2. The first period: Once the agreement comes into effect, Party A(CNCT) will purchase 16% assets of Party B and issue 20,000,000 shares of stock to the specified person in Party B as the first completion of acquisition.

3、 双方合作期间，乙方保证其运营账目、报表真实、及时提供至甲方（按甲方要求提供所需资料）。

3. During the cooperation, Party B shall guarantee the authenticity and timeliness of operating accounts and financial statements providing to Party B.(The information shall be provided according to the requirements of Party A).

4、 为完成合作使 CNCT 的业绩利润提高达到融资目的，乙方应积极在原有的业绩上持续增长。

4. To make the profits of CNCT increase to the financing target, Party B shall maintain constant growth in the original performance.

5、 第二期合作：成功融资第一笔款项（美元）后，甲方将按比例投入收购乙方剩下的 35%资产以完成两期收购合作。

5. The second period: After succeeding in the first financing(USD), Party B shall purchase 35% assets of Party B in proportion as the second completion of acquisition.

6、 融资的款项将按需给予乙方用作发展企业原有业务之用。

6. The financing funds is used for developing the original business of Party B on demands.

7、 双方合作后，乙方需积极主动配合甲方完成每个季度及每年年终财务审计工作。包括提供财务报表、明细账、库存明细、固定资产明细、等财务资料。

7. During the cooperation, Party B shall coordinate with Party A about each quarter and annual auditing, including providing financial statements, detail accounts, inventory detail, fixed assets detail, etc.

8、 甲方的员工、财务、管理人员费用全部由 CNCT 公司负责。乙方的所有员工工资和费

用由乙方负责。双方各自保持原来的经营运作和管理一切不变。

8. CNCT(Party A) pays the expenses of Party A's common staff, financial staff and management staff. Party B pays the expenses of its own staff. Both Party maintain the initial operation and management respectively.

9、 本协议自签字盖章之日起生效。本协议生效日前，甲方所产生的债权、债务由甲方承担，乙方所产生的债权、债务由乙方承担。

9. The agreement shall become effective upon signing and sealing of the both parties. Before the agreement coming into effect, Party A shall undertake the creditor's right and liabilities caused by Party A. Party B shall undertake the creditor's right and liabilities caused by Party B.

10、 本协议履行期间，双方本着诚实守信原则，合作共赢。如有其他需补充内容，届时经协商一致，另行签订补充协议执行。

10. During the agreement, both parties shall stick to the principal of honesty and cooperation. If needs additional contents, both party may enter into supplementary agreements by consensus.

11、 因本协议引起的或与本协议有关的争议，提请广州仲裁委员会按照该会仲裁规则进行仲裁，仲裁裁决是终局的，对双方均有约束力。

11. Any dispute arising from or in connection with the contract shall be submitted to Guangzhou Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for arbitration. The arbitration award shall be final and binding on both parties.

12、 本协议受保密法律条例保护，不能提供给第三方讨论及参考。

12. The agreement shall be protected by laws and regulations for confidentiality, and forbid being referred by the third party.

13、 本协议书一式两份，甲方留存一份，乙方留存一份。

13. This agreement is made in two copies, one copy for Party A, one copy for Party B.

tech L
科技有

Authorized Si

For and on behalf of
China Teletech Limited
中国电信科技有限公司

Authorized Signature(s)

Party A:

The chop of Party A:

The signature of representative Li hangyang.

Date: 2014/06/30

深圳市金科能源开发有限公司

Party B:

The chop of Party B: 刘海

The signature of representative

Date: 2014.06.30.

imited
限公司
gnature(s)
开发有限公司